Exhibit 99.1

MONTHLY FINANCIAL REPORT FOR BUSINESS

FOR THE PERIOD BEGINNING:	07/01/03	AND ENDING:	07/31/03

Name of Debtor:	Fortune Financial, Inc.	Case Number:	03-2026-3F1

Date of Petition	2/28/03

			CURRENT MONTH	CUMULAT1VE PETITION TO DATE

1.	CASH AT BEGINNING OF PERIOD		22,663.24	23,349.54

2.	.RECEIPTS:
	A.	Cash Sales	0.00	0.00

		Less: Cash Refunds	0.00	0.00

		Net Cash Sales	0.00	0.00

	B.	Collection on Postpetition A/R	0.00	0.00

	C.	Collection on Prepetition A/R	0.00	000

	D.	Other Receipts (Attach List)	0.00	18.56

		(If you receive rental income, you must attach a rent roll.)

3.	TOTAL RECEIPTS		0.00	18.56

4.	TOTAL CASH AVAILABLE FOR OPERATIONS (Line 1 + Line 3)		22,663.24	23,368.10

5.	DISBURSEMENTS
	A.	U.S. Trustee Quarterly Fees	250.00	250.00

	B.	Net Payroll	0.00	0.00

	C.	Payroll Taxes Paid	0.00	0.00

	D.	Sales and Use Taxes	0.00	0.00

	E.	Other Taxes	0.00	000

	F.	Rent	0.00	0.00

	G.	Other Leases (Attachment 2)	0.00	0.00

	H.	Telephone	0.00	0.00

	I.	Utilities	0.00	0.00

	J.	Travel & Entertainment	0.00	0.00

	K	Vehicle Expenses	0.00	0.00

	L.	Office Supplies	0.00	0.00

	M.	Advertising	0.00	0.00

	N.	Insurance (Attachment 7)	0.00	0.00

	O.	Purchases of Fixed Assets (Attach. 3)	0.00	0.00

	P.	Purchases of Inventory (Attachment 3)	0.00	0.00

	Q.	Manufacturing Supplies	0.00	0.00

	R.	Repairs & Maintenance	0.00	0.00

	S.	Payments to Secured Creditors	0.00	0.00

	T.	Other Operating Expense (See list attached)	5.73	710.59

		(Attach List)
6.	TOTAL CASH DISBURSEMENTS		255.73	710.59

7.	ENDING CASH BALANCE		22,407.51	22,407.51
	(Line 4. Line 6)

I declare under penalty of perjury that this statement and the accompanying documents and reports are true and correct to the best of my knowledge and belief.
this 8th day of August,     2003

/s/ J. John Wortman

J. John Wortman

Fortune Financial, Inc. Debtor In Possession Account # 4775200 SunTrust Bank
Receipts and Disbursements during June 2003

Receipts       None

Disbursements
21-Jul-03	Check Number 1005 - U.S. Trustee C Quarterly Fee	$250.00

21-Jul-03	Disbursement - SunTrust - Account Analysis Fee	$5.73

Total Disbursements	$255.73